Press Release August 5, 2015

HollyFrontier Corporation Reports Quarterly Net Income and Announces Regular Cash Dividend

Dallas, Texas, August 5, 2015 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported second quarter net income attributable to HollyFrontier stockholders of $360.8 million or $1.88 per diluted share for the quarter ended June 30, 2015, compared to $176.4 million or $0.89 per diluted share for the quarter ended June 30, 2014. Included in the current quarter results was a non-cash inventory valuation adjustment that increased earnings by $82.7 million, after-tax, or $0.43 per share.

HollyFrontier also announced today that its Board of Directors declared a regular quarterly dividend of $0.33 per share. This dividend will be paid on September 25, 2015 to holders of record of common stock on September 2, 2015.

For the second quarter, net income attributable to our stockholders, excluding the lower of cost or market inventory valuation adjustment, increased by $101.7 million compared to the same period of 2014, principally reflecting improved margins and strong refining results across our system. Crude oil charges averaged 446,000 barrels per day ("BPD"), the highest level achieved since the HollyFrontier merger in July 2011. Production levels averaged approximately 460,000 BPD. On a per barrel basis, consolidated refinery gross margin was $17.42 per produced barrel, a 20% increase compared to $14.54 for the second quarter of 2014. Total operating expenses for the quarter were $246.2 million compared to $271.7 million for the second quarter of last year, and refining operating expenses averaged $5.14 per produced barrel sold compared to $5.69 per barrel for the same period of 2014.

HollyFrontier’s President & CEO, Mike Jennings, commented, “Second quarter earnings reflect excellent operational reliability across our refining system. We reported a record quarter in terms of utilization rate, averaging 446,000 BPD of crude. Strong operations, improved realized margins and lower costs drove a greater than 60% increase in earnings per share compared to the second quarter of 2014. During the quarter we significantly reduced our share count through repurchases. Together with our quarterly dividend we returned $388.0 million in cash to shareholders, 108% of reported net income. July refinery performance continues to be strong with several of our plants currently operating at record crude processing levels. We expect high refinery utilization rates together with a constructive margin environment to drive solid financial results for the remainder of the year.”

For the second quarter of 2015, net cash provided by operations totaled $323.0 million. We executed $325.0 million in share repurchases, $25.0 million in open market purchases and $300.0 million through an accelerated share repurchase program for which we received 5.5 million shares of our common stock. The remaining shares to be repurchased under the program are expected to be determined and received in the third quarter. We declared and paid a $0.33 regular dividend to shareholders in the second quarter totaling approximately $63.0 million. Additionally, we redeemed our $150 million aggregate principal amount of 6.875% senior notes at a redemption cost of $155.2 million. At June 30, 2015, our combined balance of cash and short-term investments totaled $626.2 million and our consolidated debt was $933.2 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $32.3 million at June 30, 2015. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, August 5, 2015, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://event.webcasts.com/

starthere.jsp?ei=1069761. An audio archive of this webcast will be available using the above noted link through August 19, 2015.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2014
	2015	2014	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,701,912	$5,372,600	$(1,670,688)	(31)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,887,475	4,674,846	(1,787,371)	(38)
Lower of cost or market inventory adjustment	(135,480)	—	(135,480)	—
	2,751,995	4,674,846	(1,922,851)	(41)
Operating expenses	246,165	271,654	(25,489)	(9)
General and administrative expenses	26,117	28,365	(2,248)	(8)
Depreciation and amortization	87,803	101,390	(13,587)	(13)
Total operating costs and expenses	3,112,080	5,076,255	(1,964,175)	(39)
Income from operations	589,832	296,345	293,487	99
Other income (expense):
Earnings (loss) of equity method investments	631	(908)	1,539	169
Interest income	768	1,184	(416)	(35)
Interest expense	(10,559)	(10,136)	(423)	4
Loss on early extinguishment of debt	(1,368)	—	(1,368)	—
Gain on sale of assets	873	—	873	—
	(9,655)	(9,860)	205	(2)
Income before income taxes	580,177	286,485	293,692	103
Income tax provision	206,990	101,332	105,658	104
Net income	373,187	185,153	188,034	102
Less net income attributable to noncontrolling interest	12,363	8,724	3,639	42
Net income attributable to HollyFrontier stockholders	$360,824	$176,429	$184,395	105%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.88	$0.89	$0.99	111%
Diluted	$1.88	$0.89	$0.99	111%
Cash dividends declared per common share	$0.33	$0.82	$(0.49)	(60)%
Average number of common shares outstanding:
Basic	191,355	198,139	(6,784)	(3)%
Diluted	191,454	198,380	(6,926)	(3)%
EBITDA	$666,776	$388,103	$278,673	72%

	Six Months Ended June 30,		Change from 2014
	2015	2014	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$6,708,538	$10,163,653	$(3,455,115)	(34)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	5,138,848	8,813,466	(3,674,618)	(42)
Lower of cost or market inventory adjustment	(142,026)	—	(142,026)	—
	4,996,822	8,813,466	(3,816,644)	(43)
Operating expenses	509,761	545,620	(35,859)	(7)
General and administrative expenses	55,686	55,288	398	1
Depreciation and amortization	167,815	181,938	(14,123)	(8)
Total operating costs and expenses	5,730,084	9,596,312	(3,866,228)	(40)
Income from operations	978,454	567,341	411,113	72
Other income (expense):
Loss of equity method investments	(7,176)	(1,709)	(5,467)	320
Interest income	1,730	2,589	(859)	(33)
Interest expense	(20,713)	(22,483)	1,770	(8)
Loss on early extinguishment of debt	(1,368)	(7,677)	6,309	(82)
Gain on sale of assets	1,639	—	1,639	—
	(25,888)	(29,280)	3,392	(12)
Income before income taxes	952,566	538,061	414,505	77
Income tax provision	336,718	188,946	147,772	78
Net income	615,848	349,115	266,733	76
Less net income attributable to noncontrolling interest	28,148	20,625	7,523	36
Net income attributable to HollyFrontier stockholders	$587,700	$328,490	$259,210	79%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$3.03	$1.65	$1.38	84%
Diluted	$3.03	$1.65	$1.38	84%
Cash dividends declared per common share	$0.65	$1.62	$(0.97)	(60)%
Average number of common shares outstanding:
Basic	193,202	198,217	(5,015)	(3)%
Diluted	193,279	198,408	(5,129)	(3)%
EBITDA	$1,112,584	$726,945	$385,639	53%

Balance Sheet Data

	June 30,	December 31,
	2015	2014
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$626,218	$1,042,095
Working capital	$1,279,048	$1,531,595
Total assets	$9,145,286	$9,230,640
Long-term debt	$933,162	$1,054,890
Total equity	$6,167,955	$6,100,719

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. NK Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (a consolidated subsidiary of HEP) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2015
Sales and other revenues	$3,686,493	$83,479	$151	$(68,211)	$3,701,912
Depreciation and amortization	$70,435	$14,660	$2,915	$(207)	$87,803
Income (loss) from operations	$576,313	$40,834	$(26,739)	$(576)	$589,832
Capital expenditures	$128,336	$11,380	$4,578	$—	$144,294

Three Months Ended June 30, 2014
Sales and other revenues	$5,361,914	$75,024	$506	$(64,844)	$5,372,600
Depreciation and amortization	$83,840	$15,477	$2,280	$(207)	$101,390
Income (loss) from operations	$292,214	$32,464	$(27,802)	$(531)	$296,345
Capital expenditures	$92,334	$18,178	$9,976	$—	$120,488

Six Months Ended June 30, 2015
Sales and other revenues	$6,675,773	$173,235	$369	$(140,839)	$6,708,538
Depreciation and amortization	$133,710	$28,950	$5,569	$(414)	$167,815
Income (loss) from operations	$950,214	$85,044	$(55,688)	$(1,116)	$978,454
Capital expenditures	$258,097	$49,813	$9,003	$—	$316,913

Six Months Ended June 30, 2014
Sales and other revenues	$10,136,994	$162,036	$1,621	$(136,998)	$10,163,653
Depreciation and amortization	$147,381	$30,661	$4,310	$(414)	$181,938
Income (loss) from operations	$543,423	$78,329	$(53,357)	$(1,054)	$567,341
Capital expenditures	$192,277	$38,782	$13,710	$—	$244,769

June 30, 2015
Cash, cash equivalents and total investments in marketable securities	$43	$10,424	$615,751	$—	$626,218
Total assets	$7,268,245	$1,459,069	$727,036	$(309,064)	$9,145,286
Long-term debt	$—	$900,905	$32,257	$—	$933,162

December 31, 2014
Cash, cash equivalents and total investments in marketable securities	$88	$2,830	$1,039,177	$—	$1,042,095
Total assets	$6,965,245	$1,434,572	$1,150,865	$(320,042)	$9,230,640
Long-term debt	$—	$867,579	$187,311	$—	$1,054,890

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	279,940	266,080	269,010	260,590
Refinery throughput (BPD) (2)	294,600	283,300	281,940	275,150
Refinery production (BPD) (3)	283,120	280,060	271,240	270,670
Sales of produced refined products (BPD)	271,860	272,470	264,130	259,920
Sales of refined products (BPD) (4)	292,790	279,840	280,140	271,730
Refinery utilization (5)	107.7%	102.3%	103.5%	100.2%

Average per produced barrel (6)
Net sales	$79.95	$117.68	$75.96	$115.59
Cost of products (7)	64.60	104.67	59.70	101.85
Refinery gross margin (8)	15.35	13.01	16.26	13.74
Refinery operating expenses (9)	4.35	4.84	4.62	5.29
Net operating margin (8)	$11.00	$8.17	$11.64	$8.45

Refinery operating expenses per throughput barrel (10)	$4.01	$4.65	$4.33	$5.00

Feedstocks:
Sweet crude oil	59%	72%	60%	73%
Sour crude oil	20%	6%	20%	5%
Heavy sour crude oil	16%	16%	15%	17%
Other feedstocks and blends	5%	6%	5%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	48%	44%	48%	46%
Diesel fuels	36%	36%	35%	33%
Jet fuels	6%	7%	7%	8%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	2%	2%	2%
Lubricants	4%	4%	4%	4%
LPG and other	3%	6%	3%	6%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	104,050	102,570	97,660	99,400
Refinery throughput (BPD) (2)	114,630	113,840	109,370	111,240
Refinery production (BPD) (3)	113,320	111,080	107,640	108,880
Sales of produced refined products (BPD)	116,710	110,140	111,450	107,390
Sales of refined products (BPD) (4)	124,710	119,060	121,420	114,670
Refinery utilization (5)	104.1%	102.6%	97.7%	99.4%

Average per produced barrel (6)
Net sales	$80.78	$121.74	$74.31	$118.98
Cost of products (7)	60.32	105.44	55.87	103.68
Refinery gross margin (8)	20.46	16.30	18.44	15.30
Refinery operating expenses (9)	3.99	4.97	4.68	5.28
Net operating margin (8)	$16.47	$11.33	$13.76	$10.02

Refinery operating expenses per throughput barrel (10)	$4.06	$4.81	$4.77	$5.10

Feedstocks:
Sweet crude oil	33%	8%	31%	6%
Sour crude oil	58%	81%	58%	79%
Heavy sour crude oil	—%	1%	—%	4%
Other feedstocks and blends	9%	10%	11%	11%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	53%	55%	54%
Diesel fuels	39%	39%	38%	38%
Fuel oil	3%	4%	2%	4%
Asphalt	1%	1%	1%	1%
LPG and other	3%	3%	4%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	62,110	70,310	64,770	67,660
Refinery throughput (BPD) (2)	67,320	75,450	70,790	73,150
Refinery production (BPD) (3)	63,070	72,150	66,550	70,110
Sales of produced refined products (BPD)	59,100	76,060	62,620	73,660
Sales of refined products (BPD) (4)	64,800	78,510	68,450	76,750
Refinery utilization (5)	74.8%	84.7%	78.0%	81.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$81.84	$116.90	$73.33	$113.89
Cost of products (7)	60.88	99.41	55.28	97.07
Refinery gross margin (8)	20.96	17.49	18.05	16.82
Refinery operating expenses (9)	11.02	9.74	10.61	9.40
Net operating margin (8)	$9.94	$7.75	$7.44	$7.42

Refinery operating expenses per throughput barrel (10)	$9.67	$9.82	$9.39	$9.47

Feedstocks:
Sweet crude oil	42%	43%	41%	43%
Sour crude oil	—%	1%	—%	1%
Heavy sour crude oil	38%	33%	38%	32%
Black wax crude oil	12%	16%	12%	16%
Other feedstocks and blends	8%	7%	9%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	54%	57%	54%
Diesel fuels	38%	32%	37%	32%
Fuel oil	2%	1%	2%	1%
Asphalt	2%	7%	2%	6%
LPG and other	2%	6%	2%	7%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	446,100	438,960	431,440	427,650
Refinery throughput (BPD) (2)	476,550	472,590	462,100	459,540
Refinery production (BPD) (3)	459,510	463,290	445,430	449,660
Sales of produced refined products (BPD)	447,670	458,670	438,200	440,970
Sales of refined products (BPD) (4)	482,300	477,410	470,010	463,150
Refinery utilization (5)	100.7%	99.1%	97.4%	96.5%

Average per produced barrel (6)
Net sales	$80.41	$118.53	$75.16	$116.13
Cost of products (7)	62.99	103.99	58.09	101.50
Refinery gross margin (8)	17.42	14.54	17.07	14.63
Refinery operating expenses (9)	5.14	5.69	5.49	5.97
Net operating margin (8)	$12.28	$8.85	$11.58	$8.66

Refinery operating expenses per throughput barrel (10)	$4.83	$5.52	$5.21	$5.73

Feedstocks:
Sweet crude oil	50%	52%	50%	52%
Sour crude oil	27%	23%	26%	22%
Heavy sour crude oil	15%	15%	15%	16%
Black wax crude oil	2%	3%	2%	3%
Other feedstocks and blends	6%	7%	7%	7%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Consolidated
Sales of produced refined products:
Gasolines	51%	48%	51%	49%
Diesel fuels	37%	36%	36%	34%
Jet fuels	4%	4%	4%	5%
Fuel oil	1%	2%	1%	2%
Asphalt	2%	3%	2%	3%
Lubricants	2%	2%	3%	2%
LPG and other	3%	5%	3%	5%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Excludes lower of cost or market inventory valuation adjustment of $135.5 million and $142.0 million for the three and six months ended June 30, 2015, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)

Net income attributable to HollyFrontier stockholders	$360,824	$176,429	$587,700	$328,490
Add income tax provision	206,990	101,332	336,718	188,946
Add interest expense (1)	11,927	10,136	22,081	30,160
Subtract interest income	(768)	(1,184)	(1,730)	(2,589)
Add depreciation and amortization	87,803	101,390	167,815	181,938
EBITDA	$666,776	$388,103	$1,112,584	$726,945

(1) Includes loss on early extinguishment of debt of $1.4 million for the three and six months ended June 30, 2015 and $7.7 million for the six months ended June 30, 2014.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$80.41	$118.53	$75.16	$116.13
Times sales of produced refined products (BPD)	447,670	458,670	438,200	440,970
Times number of days in period	91	91	181	181
Produced refined product sales	$3,275,740	$4,947,320	$5,961,255	$9,268,982

Total produced refined product sales	$3,275,740	$4,947,320	$5,961,255	$9,268,982
Add refined product sales from purchased products and rounding (1)	259,030	203,724	426,330	473,338
Total refined product sales	3,534,770	5,151,044	6,387,585	9,742,320
Add direct sales of excess crude oil (2)	92,659	170,634	192,928	336,041
Add other refining segment revenue (3)	59,064	40,236	95,260	58,633
Total refining segment revenue	3,686,493	5,361,914	6,675,773	10,136,994
Add HEP segment sales and other revenues	83,479	75,024	173,235	162,036
Add corporate and other revenues	151	506	369	1,621
Subtract consolidations and eliminations	(68,211)	(64,844)	(140,839)	(136,998)
Sales and other revenues	$3,701,912	$5,372,600	$6,708,538	$10,163,653

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$62.99	$103.99	$58.09	$101.50
Times sales of produced refined products (BPD)	447,670	458,670	438,200	440,970
Times number of days in period	91	91	181	181
Cost of products for produced products sold	$2,566,085	$4,340,435	$4,607,362	$8,101,280

Total cost of products for produced products sold	$2,566,085	$4,340,435	$4,607,362	$8,101,280
Add refined product costs from purchased products sold and rounding (1)	266,199	204,924	436,872	473,160
Total cost of refined products sold	2,832,284	4,545,359	5,044,234	8,574,440
Add crude oil cost of direct sales of excess crude oil (2)	91,461	163,831	189,191	330,114
Add other refining segment cost of products sold (4)	31,244	29,398	44,445	43,756
Total refining segment cost of products sold	2,954,989	4,738,588	5,277,870	8,948,310
Subtract consolidations and eliminations	(67,514)	(63,742)	(139,022)	(134,844)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,887,475	$4,674,846	$5,138,848	$8,813,466

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.14	$5.69	$5.49	$5.97
Times sales of produced refined products (BPD)	447,670	458,670	438,200	440,970
Times number of days in period	91	91	181	181
Refinery operating expenses for produced products sold	$209,393	$237,495	$435,435	$476,499

Total refinery operating expenses for produced products sold	$209,393	$237,495	$435,435	$476,499
Add other refining segment operating expenses and rounding (5)	10,843	9,777	20,570	21,381
Total refining segment operating expenses	220,236	247,272	456,005	497,880
Add HEP segment operating expenses	25,289	24,567	53,255	47,379
Add corporate and other costs	554	179	788	1,047
Subtract consolidations and eliminations	86	(364)	(287)	(686)
Operating expenses (exclusive of depreciation and amortization)	$246,165	$271,654	$509,761	$545,620

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$12.28	$8.85	$11.58	$8.66
Add average refinery operating expenses per produced barrel	5.14	5.69	5.49	5.97
Refinery gross margin per barrel	17.42	14.54	17.07	14.63
Add average cost of products per produced barrel sold	62.99	103.99	58.09	101.50
Average sales price per produced barrel sold	$80.41	$118.53	$75.16	$116.13
Times sales of produced refined products (BPD)	447,670	458,670	438,200	440,970
Times number of days in period	91	91	181	181
Produced refined product sales	$3,275,740	$4,947,320	$5,961,255	$9,268,982

Total produced refined product sales	$3,275,740	$4,947,320	$5,961,255	$9,268,982
Add refined product sales from purchased products and rounding (1)	259,030	203,724	426,330	473,338
Total refined product sales	3,534,770	5,151,044	6,387,585	9,742,320
Add direct sales of excess crude oil (2)	92,659	170,634	192,928	336,041
Add other refining segment revenue (3)	59,064	40,236	95,260	58,633
Total refining segment revenue	3,686,493	5,361,914	6,675,773	10,136,994
Add HEP segment sales and other revenues	83,479	75,024	173,235	162,036
Add corporate and other revenues	151	506	369	1,621
Subtract consolidations and eliminations	(68,211)	(64,844)	(140,839)	(136,998)
Sales and other revenues	$3,701,912	$5,372,600	$6,708,538	$10,163,653

(1)	We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with NK Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510